Exhibit 99.1

Finjan Mobile, Inc. Releases Update to The Finjan Mobile Secure BrowserTM

Expands Search Capabilities and Practices Finjan’s Patented Technology

EAST PALO ALTO, CA -- 02/11/16 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, announced that its wholly owned subsidiary, Finjan Mobile, Inc. has released important updates to its Finjan Mobile Secure BrowserTM, offering users the same layer of security and ability to keep their data safe with relative ease. The first version of the Browser, released in June 2015, has proven successful by offering a quick and safe way to assess risk of websites.
“The new and improved Finjan Mobile Secure Browser brings the same technology developed by its sister company, Finjan, Inc. (Finjan) to search,” said Scot Robinson, Senior Director of Finjan Mobile, Inc. “Users can now type a search term or website address and assess the risk of each search result on three levels – Safe, Suspect or Dangerous. With this update, Finjan Mobile has made it even easier, faster, and safer to identify risks by combining Finjan’s patented technologies with the ever-popular internet search on mobile devices.”
"The launch of Finjan’s Mobile Secure Browser in June of last year proved that we can offer consumers a secure mobile application that is easy to use and keeps data safe while they surf the web on their devices,” said Julie Mar-Spinola, Finjan’s Chief IP Officer and VP of Legal Ops. “Importantly the ‘new and improved’ Browser features Finjan’s patented technologies from four of its U.S. Patents: the 7,747,289, 7,930,299, 8,015,182 and 8,141,154.”

“Finjan Mobile’s entry into the mobile application development market is significant given the non-compete and confidentiality agreement that was in place with our former licensee, M86, until March of last year,” continued Ms. Mar-Spinola. “Free to develop our own cybersecurity products, we are now extending the Best Practices we formulated years ago for protecting our IP rights to actively integrating our newest securitycentric innovations into Finjan Mobile’s newly released offerings.”

Version 1.1.0 of the Finjan Mobile Secure Browser was released on February 8, 2016, is free and can be downloaded onto your smartphone from Google’s Play Store or Apple’s App Store. Use the Finjan Mobile Secure Browser app as you would any other browser such as Safari or Google.

ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

Follow Finjan Holdings, Inc.:
Twitter: @FinjanHoldings
LinkedIn: linkedin.com/company/finjan

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.
Media Contact:
Nicholas Gaffney | Zumado Public Relations
(415) 732-7801 | ngaffney@zumado.com

Investor Contact:
Alan Sheinwald or Valter Pinto | Capital Markets Group LLC
Vanessa Winter | Finjan
(650) 282-3245 | investors@finjan.com